                                                                Exhibit 2

                     Revised and Effective November 23, 2004

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                              AMENDED AND RESTATED
                                     BY-LAWS

                                       OF

                     MERRILL LYNCH U.S. TREASURY MONEY FUND

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                     MERRILL LYNCH U.S. TREASURY MONEY FUND

     These By-Laws are made and adopted pursuant to Section 2.7 of the
Declaration of Trust establishing MERRILL LYNCH U.S. TREASURY MONEY FUND, dated
October 30, 1990, as from time to time amended (hereinafter called the
"Declaration"). All words and terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Declaration.

                                   ARTICLE I.

                              Shareholder Meetings

     Section 1.1 Chairman. The Chairman, if any, shall act as chairman at all meetings of the Shareholders; in his absence, the President shall act as chairman; and in the absence of the Chairman and the President, the Trustee or
Trustees present at each meeting may elect a temporary chairman for the meeting, who may be one of themselves.

     Section 1.2 Proxy Representation; Voting. Shareholders may vote either in person or by duly executed proxy and each full share represented at the meeting shall have one vote, all as provided in Article X of the Declaration. A
Shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the Trust at or before the meeting at which the appointment is to be effective. A Shareholder may also authorize the casting of a vote by proxy pursuant to telephonic or electronically transmitted instructions (including, without limitation, instructions transmitted over the
Internet) obtained pursuant to procedures which are reasonably designed to verify that such instructions have been authorized by such Shareholder. The appointment of a proxy is valid for eleven months, unless a longer

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period is expressly provided in the appointment. No appointment is irrevocable unless the appointment is coupled with an interest in the Shares or in the
Trust. Any copy, facsimile telecommunication or other reliable reproduction of a proxy may be substituted for or used in lieu of the original proxy for any and all purposes for which the original proxy could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original proxy or the portion thereof to be returned by the Shareholder.

     Section 1.3 Closing of Transfer Books and Fixing Record Dates. For the
purpose of determining the Shareholders who are entitled to notice of or to vote or to act at any meeting, including any adjournment thereof, or who are entitled to participate in from time to time close the transfer books or fix a record date in the manner provided in Section 10.4 of the Declaration. If the Trustees do not prior to any meeting of Shareholders so fix a record date or close the transfer books, then the date of mailing notice of the meeting or the date upon which the dividend resolution is adopted, as the case may be, shall be the record date.

     Section 1.4 Inspectors of Election. In advance of any meeting of
Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the Chairman, if any, of any meeting of Shareholders may, and on the request of any Shareholders or his proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors shall be either one or three. If appointed at the meeting on the request of one or more Shareholders or proxies, a majority of Shares present shall determine whether one or three Inspectors are to be appointed, but failure to allow such determination by the Shareholders shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspectors fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of

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the convening of the meeting or at the meeting by the person acting as chairman.
The Inspectors of Election shall determine the number of Shares outstanding, the
Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three
Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the Chairman, if any, of the meeting, or of any Shareholder or his proxy, the
Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

     Section 1.5 Records at Shareholder Meetings. At each meeting of the
Shareholders there shall be open for inspection the minutes of the last previous
Shareholder Meeting of the Trust and a list of the Shareholders of the Trust, certified to be true and correct by the Secretary or other proper agent of the
Trust, as of the record date of the meeting or the date of closing of transfer books, as the case may be. Such list of Shareholders shall contain the name of each Shareholder in alphabetical order and the address of and number of Shares owned by such Shareholder. Shareholders shall have such other rights and procedures of inspection of the books and records of the Trust as are granted to shareholders of a Massachusetts business corporation.

                                  ARTICLE II.

                                    Trustees

     Section 2.1 Annual and Regular Meetings. The Trustees shall hold an annual meeting for the election of officers and the transaction of other business which may come before such meeting, on such date as shall be fixed by the Trustees from time to time. Regular meetings of

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the Trustees may be held without call or notice at such place or places and times as the Trustees may by resolution provide from time to time.

     Section 2.2 Special Meetings. Special Meetings of the Trustees shall be held upon the call of the Chairman, if any, the President, the Secretary or any
two Trustees, at such time, on such day, and at such place, as shall be designated in the notice of the meeting.

     Section 2.3 Notice. Notice of a meeting shall be given or by telegram
(which term shall include a cablegram) or delivered personally. If notices is given by mail, it shall be mailed not later than 48 hours preceding the meeting and if given by telegram or personally, such telegram shall be sent or delivery made not later than 48 hours preceding the meeting. Notice by telephone shall constitute personal delivery for these purposes. Notice of a meeting of Trustees may be waived before or after any meeting by signed written waiver of notice of such meeting, and no notice need be given of action proposed to be taken by unanimous written consent. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

     Section 2.4 Chairman; Record. The Chairman, if any, shall act as chairman at all meetings of the Trustees; in his absence, the President shall act as chairman; and, in the absence of the Chairman and the President, the Trustees present shall elect one of their number to act as a temporary chairman. The results of all actions taken at a meeting of the Trustees, or by unanimous written consent of the Trustees, shall be recorded by the Secretary.

                                  ARTICLE III.

                                    Officers

Section 3.1 Officers of the Trust. The officers of the Trust shall consist of a
President, a Secretary, a Treasurer and such other officers or assistant officers, including Vice

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Presidents, as may be elected by the Trustees. Any two or more of the officers may be held by the same person, except that the same person may not be both
President and Secretary. The Trustees may designate a Vice President as an
Executive Vice President and may designate the order in which the other Vice
Presidents may act. The President shall be a Trustee, but no other officer of the Trust need be a Trustee.

     Section 3.2 Election and Tenure. At the initial organizational meeting and thereafter at each annual meeting of the Trustees, the Trustees shall elect the
President, Secretary, Treasurer and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust.
Such officers shall hold office until the next annual meeting of the Trustees and until their successor s have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.

     Section 3.3 Removal of Officers. Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment.
Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the President or Secretary, and such resignation shall take effect immediately upon receipt by the President or Secretary, or at a later date according to the terms of such notice in writing.

     Section 3.4 Bonds and Surety. Any officer may be required by the Trustee to be bonded for the faithful performance of his duties in such amount and with such sureties as the Trustees may determine.

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     Section 3.5 President and Vice Presidents. The President shall be the chief executive officer of the Trust and, subject to the control of the Trustees, shall have the general supervision, direction and control of the business of the
Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation. In the absence of the Chairman, if any, the President shall preside at all meetings of the Shareholders and the Trustees. The President shall be, ex-officio, a member of all standing committees, except as otherwise provided in the resolutions or instruments creating any such committees. Subject to direction of the Trustees, the President shall have power in the name and on behalf of the Trust to execute any and all loan documents, contracts, agreements, deeds, mortgages, and other instruments in writing, and to employ and discharge employees and agents of the
Trust. Unless otherwise directed by the Trustees, the President shall have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other person, by executing any proxies duly authorizing such persons. The President shall have such further authorities and duties as the Trustees shall from time to time determine. In the absence or disability of the President, the Vice
Presidents in order of their rank as fixed by the Trustees or, if more than one and not ranked, the Vice President designated by the Trustees, shall perform all of duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the Trustees, and of the President, each Vice President shall have the power in the name and on behalf of the Trust to execute any and all loan documents, contracts, agreements, deeds, mortgages and other instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees or by the President.

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     Section 3.6 Secretary. The Secretary shall keep the minutes of all meetings of, and record all votes of, Shareholders, Trustees and the Executive Committee,
if any. He shall be custodian of the seal of the Trust, if any, and he (and any other person so authorized by the Trustees) shall affix the seal or, if permitted, a facsimile thereof, to any instrument executed by the Trust which would be sealed by a Massachusetts corporation executing the same or a similar instrument and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Trust. The
Secretary shall also perform any other duties commonly incident to such office in a Massachusetts business corporation, and shall have such other authorities and duties as the Trustees shall from time to time determine.

     Section 3.7 Treasurer. Except as otherwise directed by the Trustees, the
Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Trustees and of the President all powers and duties normally incident to his office. He may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order. He shall deposit all funds of the Trust in such depositories as the
Trustee shall designate. He shall be responsible for such disbursement of the funds of the Trust as may be ordered by the Trustees or the President. He shall keep accurate account of the book of the Trust's transactions which shall be the property of the Trust, and which together with all other property of the Trust in his possession, shall be subject to at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the
Treasurer shall be the principal accounting officer of the Trust and shall also be the principal financial officer of the Trust. He shall have such other duties and authorities as the Trustees shall from time to time determine.
Notwithstanding anything to the contrary herein contained, the Trustees may

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authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds of the Trust.

     Section 3.8 Other Officers and Duties. The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of his office. Each officer, employee and agent of the Trust shall have such other duties and authority as may be conferred upon him by the Trustees or delegated to him by the President.

                                  ARTICLE IV.

                                  Miscellaneous

     Section 4.1 Custodians. In accordance with Section 7.1 of the Declaration, the funds of the Trust shall be deposited with such custodian or custodians as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including any adviser, administrator or manager), as the Trustees may from time to time authorize.

     Section 4.2 Signatures. All contracts and other instruments shall be executed on behalf of the Trust by such officer, officers, agent or agents, as provided in these By-Laws or as the Trustees may from time to time by resolution provide.

     Section 4.3 Seal. The seal of the Trust, if any, may be affixed to any document, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and attested manually in the same manner and with the same effect as if done by a Massachusetts business corporation.

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                                   ARTICLE V.

                      Share Certificate and Share Transfers

     Section 5.1 Share Certificates. Certificates representing Shares of the
Trust shall not be issued.

     Section 5.2 Transfer Agents, Registrars and the Like. As provided in
Section 6.6 of the Declaration, the Trustees shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares of the
Trust as the Trustees shall deem necessary or desirable. In addition, the
Trustees shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by Trustees.

     Section 5.3 Transfer of Shares. The Shares of the Trust shall be transferable on the books of the Trust only upon delivery to the Trustees or a transfer agent of the Trust of proper documentation as provided in Section 6.7 of the Declaration, and on surrender of the certificate or certificates, if issued, for such Shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The Trust, or its transfer agents, shall be authorized to refuse any transfer unless and until presentation of such evidence as may be reasonably required to show that the requested transfer is proper.

     Section 5.4 Registered Shareholders. The Trust may deem and treat the holder of record of any Share s the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

     Section 5.5 Regulations. The Trustees may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of Shares of the Trust.

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                                  ARTICLE VI.

                      Advancement of Indemnification Moneys

     Section 6.1 Insofar as the conditional advancing of indemnification moneys to Trustees, officers, employees or agents of the Trust pursuant to Section 5.3 of the Declaration for actions based upon the Investment Company Act of 1940 may be concerned, such payments will be made only on the following conditions: (i)
the advances must be limited to amounts used, or be used, for the preparation or presentation of a defense to the action, including costs connected with the preparation of a settlement; (ii) advances may be made only upon receipt of a written promise by, or on behalf of, the recipient to repay that amount of the advance which exceeds the amount to which it is ultimately determined that he is entitled to receive from the Trust by reason of indemnification; and (iii) (a)
such promise must be secured by a surety bond, other suitable insurance or an equivalent form of security which assures that any repayments may be obtained by the Trust without delay or litigation, which bond, insurance or other form of security must be provided by the recipient of the advance, or (b) a majority of a quorum of the Trust's disinterested, non-party Trustees, or an independent legal counsel in a written opinion, shall determine, based upon review of readily available facts, that the recipient of the advance ultimately will be found entitled to indemnification.

                                  ARTICLE VII.

                              Amendment of By-Laws

     Section 7.1 Amendment and Repeal of By-Laws. In accordance with Section 2.7 of the Declaration, the Trustees shall have the power to alter, amen or repeal the By-Laws or adopt new By-Laws at any time. Action by the Trustees with respect to the By-Laws shall be taken by affirmative vote of a majority of the
Trustees. The Trustees shall in no event adopt By-Laws

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which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.

         The Declaration establishing Merrill Lynch U.S. Treasury Money Fund, a copy of which, together with all the amendments thereto, is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Merrill Lynch U.S. Treasury Money Fund" refers to the Trustees under the
Declaration collectively as Trustees, but not as individuals or personally; and
no Trustee, shareholder, officer, employee or agent of Merrill Lynch U.S.
Treasury Money Fund shall be held to any personal liability , nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Merrill Lynch U.S. Treasury
Money Fund by the "Trust Property" only shall be liable.

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